Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-226488) of S&T Bancorp, Inc. pertaining to the automatic shelf registration filed August 1, 2018,

2)	Registration Statement (Form S-3 No. 333-156555) of S&T Bancorp, Inc. pertaining to the Dividend Reinvestment and Stock Purchase Plan,

3)	Registration Statement (Form S-8 No. 333-194083) of S&T Bancorp, Inc. pertaining to the 2014 Incentive Plan, and

4)	Registration Statement (Form S-8 No. 333-156541) of S&T Bancorp, Inc. pertaining to the Thrift Plan for Employees of S&T Bank;

of our reports dated March 2, 2020, with respect to the consolidated financial statements of S&T Bancorp, Inc. and the effectiveness of internal control over financial reporting of S&T Bancorp, Inc. included in this Annual Report (Form 10-K) of S&T Bancorp, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
March 2, 2020